Marcum LLP n 201 East Las Olas Boulevard n 21st Floor n Fort Lauderdale, Florida 33301 n Phone 954.320.8000 n Fax 954.320.8001 n www.marcumllp.com September 13, 2023 Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549 Commissioners: We have read the statements made by Multi Solutions II, Inc. under Item 4.01 of its Form 8-K dated September 13, 2023. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Multi Solutions II, Inc. contained therein. Very truly yours, Marcum LLP